                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]


Preliminary Proxy Statement

[ ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             ALPHA INDUSTRIES, INC.
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
       (2)  Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)  Proposed maximum aggregate value of transaction:
       (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
       (2)  Form, Schedule or Registration Statement No.:
       (3)  Filing Party:
       (4)  Date Filed:

                               [logo "ai Alpha"]

                             ALPHA INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD SEPTEMBER 11, 2000


TO THE STOCKHOLDERS OF ALPHA INDUSTRIES, INC.:

The Annual Meeting of Stockholders of Alpha Industries, Inc. ("Alpha") will be held on Monday, September 11, 2000 at 2:00 p.m. local time, at the Four Points Sheraton Burlington Hotel (formerly Wyndham Garden Hotel), 30 Wheeler Road, Burlington, Massachusetts for the following purposes:

1. To elect three Class 2 directors, each to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2. To consider and act upon any other matters that may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed July 13, 2000, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

You are cordially invited to attend the Meeting.

                                             By Order of the Board of Directors

                                             /s/ Paul E. Vincent
                                             ---------------------------------
                                             PAUL E. VINCENT, Secretary

Boston, Massachusetts
July 28, 2000


                             YOUR VOTE IS IMPORTANT

         EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. A POSTAGE-PAID, RETURN-ADDRESSED ENVELOPE IS ENCLOSED.


                     YOUR PROXY VOTE WILL COUNT ONLY IF YOU
                         SIGN AND MAIL YOUR PROXY CARD.

                             ALPHA INDUSTRIES, INC.
                                 PROXY STATEMENT

The enclosed proxy, for use only at the Annual Meeting of Stockholders to be held September 11, 2000, at 2:00 p.m. local time, and any adjournment thereof, is solicited on behalf of the Board of Directors of Alpha Industries, Inc. The approximate date that we are first sending these proxy materials to stockholders is August 3, 2000. This solicitation is being made by mail and may be made in person or by fax or telephone by our officers or employees. We will pay all expenses incurred in this solicitation. We will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.

You should use the enclosed proxy if you will not be attending the meeting, or if you expect to attend but want to register your vote now. You may revoke your proxy at any time before it is exercised at the meeting, either by filing with our Corporate Secretary a signed statement that you are revoking it, by signing and submitting another proxy with a later date, or by voting in person at the meeting. We will vote your shares as you instruct in your proxy, so long as it is valid, received before the meeting and not revoked. If you return a signed proxy without marking it to indicate your votes, your shares will be voted in favor of electing the three nominees for directors named in this proxy statement (or their substitutes) for three-year terms expiring in 2003.

As of July 13, 2000, there were 42,803,339 shares of Alpha's common stock outstanding. In order to hold a valid meeting and conduct business, a quorum of more than half of all of these shares must be represented at the meeting, either by valid proxy or in person. All shares that are represented at the meeting on any matter will count toward the quorum during the entire meeting and any adjourned session of the meeting. Abstentions and shares which are withheld as to voting with respect to one or more of the nominees for director will be counted in determining the existence of a quorum.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

Alpha's Certificate of Incorporation and By-laws provide for the division of the Board of Directors into three classes, each having a three-year term of office. The term of one class expires each year. The terms of three directors, Thomas Leonard, David Aldrich and Arthur Pappas, expire at the Meeting. Mr. Leonard, Mr. Aldrich and Mr. Pappas have been renominated as Class 2 directors to hold office until the 2003 Annual Meeting of Stockholders and thereafter until their successors have been duly elected and qualified. Mr. Aldrich was elected President, Chief Executive Officer and a director by the Board of Directors on April 26, 2000. Alpha's Certificate of Incorporation requires that any director elected by the Board stand for re-election, to a regular three-year term, at the next Annual Meeting of Stockholders.

The persons named as proxies intend to vote for the election of each of the three nominees as a Class 2 director. In the unanticipated event that a nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitute, if any, as the present Board of Directors may designate or to reduce the number of directors. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

THE BOARD OF DIRECTORS
                                        DIRECTOR     TERM
   NAME                         AGE      SINCE      EXPIRES      CLASS
   ----                         ---     --------    -------     -------
*  David J. Aldrich...........  43       2000        2000       Class 2
   Timothy R. Furey ..........  42       1998        2001       Class 3
   James W. Henderson ........  57       1999        2002       Class 1
   George S. Kariotis.........  77       1962        2001       Class 3
*  Thomas C. Leonard..........  65       1996        2000       Class 2
*  Arthur Pappas..............  64       1988        2000       Class 2
   Sidney Topol...............  75       1992        2002       Class 1

   *  Nominees for Class 2 Directors

DAVID J. ALDRICH was elected President, Chief Executive Officer and a member of the Board of Directors in April 2000. Mr. Aldrich joined us in 1995 as Vice President, Chief Financial Officer and Treasurer. He served as Vice President and General Manager of the Wireless Semiconductor group and the Application Specific Products group until his election in September 1999 to President and Chief Operating Officer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc., including Manager Integrated Circuits Active Products, Corporate Vice President Strategic Planning, Director of Finance and Administration, and Director of Strategic Initiatives with the Microelectronics Division. Mr. Aldrich is a Director of Microwave Power Devices, Inc., a manufacturer of microwave products.

TIMOTHY R. FUREY founded Oxford Associates, a professional service firm specializing in sales and marketing performance measurement and improvement, in 1991 and has been its Chairman and Chief Executive Officer since then. Prior to 1991, Mr. Furey worked as a consultant with Boston Consulting Group, Inc., Strategic Planning Associates, Inc., Kaiser Associates and the Marketing Science Institute.

JAMES W. HENDERSON is the Vice Chairman of ACS Defense, Inc., a subsidiary of Affiliated Computer Services, Inc. Prior to his current position, he was President of ACS Defense, Inc. and a predecessor company, Analytical Systems Engineering Corporation (ASEC) from 1976 to 2000. His firm is a provider of information technology systems and services. Prior to joining ASEC in 1973, he was a design engineer for IBM.

GEORGE S. KARIOTIS is Chairman Emeritus and a Director of Alpha. He was Chairman of the Board and Chief Executive Officer of Alpha from 1962 when Alpha was founded until 1978. From 1979 to 1983, Mr. Kariotis was the Secretary of Manpower Development and Economic Affairs for the Commonwealth of Massachusetts. He was again elected Chairman of the Board in 1983 and Chief Executive Officer in 1985. Mr. Kariotis resigned as Chief Executive Officer in July 1986 while he campaigned for public office. He was re-elected Chief Executive Officer in November 1986 and served in that capacity until May 1991. He was elected Chairman Emeritus in April 2000.

THOMAS C. LEONARD was elected Chairman of the Board in April 2000; he has been a Director since August 1996. Mr. Leonard joined Alpha in 1992 as General Manager of its Components and Subsystems Division. In 1994, he became the General Manager of Operations for the Alpha Microwave Division and was elected a Vice President. He became President and Chief Executive Officer of Alpha in July 1996 and was elected as Vice Chairman and CEO in September 1999. Mr. Leonard has over 30 years experience in the microwave industry, having held a variety of executive and senior level management and marketing positions at M/A-COM, Inc., Varian Associates, Inc. and Sylvania.

ARTHUR PAPPAS is President and Chairman of Astrodyne Corp., a manufacturer of power supplies. He has co-founded and sold three technology companies - Datel Systems, Inc., a manufacturer of data conversion products, Power General Corporation, a manufacturer of switching power supplies, and Metra-Byte Corporation, a manufacturer of measurement and control products for personal computers.

SIDNEY TOPOL is a Director of the Public Broadcasting System and President of The Topol Group LLC, a consulting and investment company. He was President of Scientific-Atlanta, Inc. from 1971 to 1983, its Chief Executive Officer from 1975 to 1987 and Chairman of its Board from 1978 to 1990. Prior to 1971, Mr. Topol held various executive positions with Raytheon Company.

MEETINGS OF THE BOARD OF DIRECTORS

All directors attended at least 75% of the Board meetings and assigned committee meetings during the fiscal year ended April 2, 2000. The Board held eight meetings during the year, the Compensation Committee held three meetings, and the Audit Committee held two meetings.

The members of the Audit Committee are Mr. Pappas (Chairman) and Mr. Henderson, neither of whom is an employee of Alpha. The functions performed by the Audit Committee include recommending to the Board of Directors the engagement of independent auditors, reviewing the scope of the proposed audit, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

The members of the Compensation Committee are Mr. Topol (Chairman) and Mr. Furey, neither of whom is an employee of Alpha. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning executive compensation, including incentive compensation.

The members of the Nominating Committee are Mr. Furey (Chairman) and Mr. Henderson. The Nominating Committee reviews and proposes candidates for the Board of Directors.

SECURITIES BENEFICIALLY OWNED BY CERTAIN PERSONS

The following table sets forth information concerning the beneficial ownership of common stock as of June 22, 2000 by: (i) each person known by us to own beneficially five percent or more of our outstanding shares of common stock,
(ii) each Director, (iii) each Executive Officer, and (iv) all our Directors and Executive Officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Each stockholder named in the table has sole voting and investment power with respect to their shares, except as noted below and except to the extent such power may be shared by a spouse.


                                                                      BENEFICIAL    PERCENT OF
    NAME OF BENEFICIAL OWNERS                                         OWNERSHIP       CLASS
    -------------------------
     David J. Aldrich .............................................    120,705         (*)
     Timothy R. Furey .............................................     21,000         (*)
     James W. Henderson ...........................................     15,592         (*)
     George S. Kariotis ...........................................         36         (*)
     Richard Langman ..............................................    117,030         (*)
     Thomas C. Leonard ............................................    397,880         (*)
     Bruce Nonnemaker .............................................     48,262         (*)
     Arthur Pappas ................................................     10,500         (*)
     Sidney Topol .................................................     45,000         (*)
     Paul E. Vincent ..............................................     59,455         (*)
     Executive Officers and Directors as a group (11 persons)......    909,200        2.12%

    (*) - Less than one percent.

                                                        BENEFICIAL   PERCENT OF
  NAME OF BENEFICIAL OWNERS                             OWNERSHIP      CLASS
  -------------------------                             ---------    ----------

  AMVESCAP PLC......................................    3,930,500       9.18%
  1315 Peachtree St., Atlanta, GA 30309

  Janus Capital Corporation ........................    2,031,098       4.75%
  100 Fillmore Street, Denver, Colorado  80206-4923

  Westport Asset Management, Inc....................    2,538,950       5.93%
  253 Riverside Avenue, Westport, CT 06880


Includes certain shares for Directors and Executive Officers as follows: Aldrich
- 4,219 shares under our Savings and Retirement Plan (the "401(k) Plan") and 82,000 under stock options that can be exercised within 60 days after the Record Date ("current options"); Furey - 21,000 under current options; Henderson - 9,000 under current options; Kariotis - 36 shares in the 401(k) Plan; Langman - 672 shares in the 401(k) Plan and 110,000 shares under current options; Leonard
- 6,515 shares in the 401(k) Plan and 328,750 under current options; Nonnemaker
- 262 shares in the 401(k) Plan and 48,000 shares under current options; Vincent
- 8,915 shares in the 401(k) Plan and 3,300 shares under current options; Executive Officers and Directors as a Group - 25,851 shares in the 401(k) Plan and 602,050 under current options. Officers have voting power over the shares in their accounts under the 401(k) Plan.

As reported by AMVESCAP PLC and related entities on Schedule 13G/A filed with the Securities and Exchange Commission dated February 4, 2000.

As reported by Janus Capital Corporation and related entities on Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2000.

As reported by Westport Asset Management, Inc. on Schedule 13G/A filed with the Securities and Exchange Commission dated February 16, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our Directors, Officers and beneficial owners of more than 10% of the common stock are required to report their beneficial ownership of common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established and we are required to report in this proxy statement any failure to file by the established dates during the last fiscal year. In the last fiscal year, to our knowledge, all of these filing requirements were satisfied by our directors, officers and principal stockholders.

EXECUTIVE COMPENSATION

The following table presents information about total compensation during the fiscal years ended April 2, 2000, March 28, 1999 and March 29, 1998, of the Chief Executive Officer and our four next most highly compensated Executive Officers (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                               ANNUAL COMPENSATION          COMPENSATION AWARDS
                                              -----------------------     -------------------------
            NAME AND                 FISCAL                               RESTRICTED     SECURITIES      ALL OTHER
           PRINCIPAL                  YEAR      SALARY        BONUS         STOCK        UNDERLYING    COMPENSATION
            POSITION                 ENDED       ($)           ($)        AWARDS(#)      OPTIONS (#)          ($)
-------------------------------------------------------------------------------------------------------------------

Thomas C. Leonard..............      4/2/00    $350,962      $381,900            -         150,000       $26,127
Chairman *                          3/28/99    $296,538      $200,000        3,520         135,000       $17,293
                                    3/29/98    $260,768      $165,000            -         150,000       $15,892

David J. Aldrich...............      4/2/00    $278,269      $284,800            -         120,000        $6,839
President and CEO*                  3/28/99    $216,538      $125,000        2,358          75,000        $5,372
                                    3/29/98    $187,693      $100,000            -          75,000        $4,791

Richard Langman ...............      4/2/00    $223,269      $173,000            -          20,000       $63,620
Vice President,                     3/28/99    $208,846      $105,000        2,358               -       $48,590
President of Trans-Tech, Inc.       3/29/98    $200,000      $100,000            -               -       $32,214

Paul E. Vincent ...............      4/2/00    $190,192      $186,400            -          50,000        $8,571
Vice President, Treasurer,          3/28/99    $156,538       $95,000        1,948          60,000        $8,247
Chief Financial Officer,            3/29/98    $130,000       $80,000            -               -        $6,462
Secretary

Bruce Nonnemaker                     4/2/00    $194,796      $191,800                       50,000        $5,789
Vice President                      3/28/99           -             -            -               -             -
                                    3/29/98           -             -            -               -             -

* Mr. Leonard served as Chief Executive Officer at all times during the fiscal year ended April 2, 2000. On April 26, 2000, Mr. Leonard was elected Chairman of the Board, and Mr. Aldrich was elected President and Chief Executive Officer. Prior to that time, Mr. Aldrich had been President and Chief Operating Officer.

Bonuses are paid under the Alpha Senior Executive Incentive Plan and are based on a system of incentive compensation for superior performance as determined by the Compensation Committee. Bonuses for fiscal 2000 were accrued and included above, but were not distributed until fiscal 2001.

All Other Compensation represents: premiums paid by Alpha for various term life and whole life insurance policies for the Named Executives, certain relocation expenses and Alpha's contributions to the employee's account under the 401(k) Plan, including the contribution for fourth quarter of fiscal 2000, which was accrued and included above, but was not distributed until fiscal 2001.

Mr. Langman joined Alpha and became an executive officer of Alpha on January 28, 1997. All Other Compensation for Mr. Langman includes $57,858, $42,384 and $28,291 for relocation expenses paid by Alpha to Mr. Langman during fiscal 2000, 1999 and 1998, respectively.

Mr. Nonnemaker became an executive officer of Alpha on September 14, 1999. He joined the company in April 1997.

The following tables provide information about stock options granted and exercised by each of the Named Executives in fiscal 2000 and the value of options held by each at April 2, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                               INDIVIDUAL GRANTS
                             --------------------------------------------------------
                              NUMBER OF                                                     POTENTIAL REALIZABLE
                             SECURITIES      % OF TOTAL                                       VALUE AT ASSUMED
                             UNDERLYING       OPTIONS         EXERCISE                     ANNUAL RATES OF STOCK
                              OPTIONS        GRANTED TO       OR BASE                      PRICE APPRECIATION FOR
                              GRANTED       EMPLOYEES IN       PRICE       EXPIRATION           OPTION TERM
       NAME                     (#)         FISCAL YEAR       ($/SH)          DATE           5%             10%
-------------------------------------------------------------------------------------------------------------------
Aldrich, David                 80,000          5.97%           $16.359      4/27/09       $  823,047     $2,085,763
Aldrich, David                 40,000          2.98%           $27.282      9/13/09       $  686,300     $1,739,219
Langman, Richard               20,000          1.49%           $16.359      4/27/09       $  205,762     $  521,441
Leonard, Thomas               150,000          11.19%          $16.359      4/27/09       $1,543,213     $3,910,805
Nonnemaker, Bruce              30,000          2.24%           $16.938      5/10/09       $  319,567     $  809,844
Nonnemaker, Bruce              20,000          1.49%           $27.282      9/13/09       $  343,150     $  869,610
Vincent, Paul                  50,000          3.73%           $16.359      4/27/09       $  514,404     $1,303,602


The options were granted to officers under the 1996 Plan and vest, in general at a rate of 20% per year commencing one year after the date of grant, provided the holder of the option remains employed by Alpha. Options may not be exercised beyond 90 days after the holder ceases to be employed by Alpha, except in the event of termination by reason of death, retirement or permanent disability, in which event the option may be exercised for up to one year following termination. The assumed annual rates of stock price appreciation are compounded annually for the full term of the options.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES


                                                         NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                              UNDERLYING                      IN-THE-MONEY
                          SHARES                        UNEXERCISED OPTIONS AT                 OPTIONS AT
                       ACQUIRED ON       VALUE             APRIL 2, 2000 (#)                 APRIL 2, 2000 ($)
                        EXERCISE       REALIZED       ------------------------------------------------------------
    NAME                   (#)            ($)         EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
David J. Aldrich .....  131,000       $ 3,927,353        79,000       285,000       $ 3,483,101       $10,597,578
Richard Langman ......   70,000       $ 3,363,750       110,000       140,000       $ 4,950,000       $ 6,022,820
Thomas C. Leonard ....  451,250       $15,016,696       328,750          --         $12,394,865              --
Bruce Nonnemaker .....     --                --          30,000       110,000       $ 1,355,232       $ 4,009,688
Paul E. Vincent ......   59,800       $ 2,190,012          --         127,700              --         $ 4,990,943


Values of unexercised options are based on the $47.50 closing price of Alpha's Common Stock on March 31, 2000 on the NASDAQ National Market, minus the respective option exercise price.

EXECUTIVE COMPENSATION PLAN

Alpha's Executive Compensation Plan (the "Executive Compensation Plan") is an unfunded, non-qualified deferred compensation plan for the purpose of providing deferred compensation for selected management employees. Participants may elect to defer a portion of their compensation, and Alpha, in its sole discretion, may make additional contributions to the account of a participant on such terms as Alpha specifies. All deferred amounts are held in a trust. Participants defer recognizing taxable income on the amount held for their benefit until the amounts are paid.

Participants normally receive the deferrals upon retirement. Special rules are provided for distributions in the case of a participant's death or disability, a change in control of Alpha, early retirement, or in the event of unforeseen emergencies, all as defined in the Executive Compensation Plan. During the fiscal year ended April 2, 2000, Mr. Aldrich, Mr. Langman and Mr. Vincent participated in the Executive Compensation Plan. Alpha did not make any discretionary contributions to their accounts for fiscal 2000.

EMPLOYMENT AGREEMENTS

Alpha has severance agreements with the Named Executives under which they are entitled to receive various benefits in the event that the officer is terminated or quits within two years after a change in control of Alpha, or if the officer is terminated at any time without good cause. In these cases, the officer will receive two years of salary continuation, and all of the officer's stock options will vest immediately. The term of these agreements is indefinite.

Mr. Leonard retired as the Company's Chief Executive Officer on April 26, 2000, and was elected Chairman of the Board on the same day. Pursuant to a pre-existing agreement between Alpha and Mr. Leonard, Alpha has entered into a two year consulting arrangement with him at a consulting fee equal to his cash compensation immediately prior to his retirement, and all of his stock options have vested.

COMPENSATION OF DIRECTORS

Directors who are not employees of Alpha are paid a quarterly retainer of $3,375 plus an additional $1,000 for each full-day meeting (including separate committee meetings) attended. Directors who serve as Chairman of a committee of the Board of Directors receive an additional quarterly retainer of $250. In addition, each new non-employee director receives an option to purchase 45,000 shares of common stock immediately following the earlier of Alpha's Annual Meeting of Stockholders at which said director is first elected by the stockholders or following his appointment by the Board of Directors. In addition, following each Annual Meeting of Stockholders each director who is continuing in office receives an option to purchase 15,000 shares of common stock. The exercise price of stock options granted to Directors is the fair market value on the day of grant.

In August 1992, Alpha entered into a consulting arrangement with Mr. Topol pursuant to which Mr. Topol provides consulting services to Alpha in return for a fee of $7,000 per quarter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors consists of Mr. Topol and Mr. Furey. No member of the Compensation Committee is a former or current officer or employee of Alpha or any of its subsidiaries. See "Compensation Committee Report on Executive Compensation."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations with respect to policies for executive officer compensation. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of Alpha.

Based on the recommendations of the Compensation Committee, Alpha has entered into severance agreements with each of its executive officers. Such agreements do not guarantee salary, position or benefits, but provide salary continuation in the event of a termination after a change in control or certain other terminations, as described under the heading "Employment Agreements" in this Proxy Statement.

The objective of the Compensation Committee in determining the type and amount of executive compensation is to provide a level of compensation that allows Alpha to attract and retain superior talent, to achieve its business objectives, and to align the financial interests of the executive officers with the stockholders of Alpha. The elements of compensation for the executives are base salary, short-term cash incentives, long-term stock-based incentives and retirement plans.

Compensation for Alpha's Chief Executive Officer and the other executives, including salary and short and long-term incentives, is established at levels that are competitive with the compensation of comparable executives in similar companies. The Compensation Committee periodically utilizes studies from independent compensation experts on executive compensation in comparable high technology and manufacturing companies, especially those located in the Greater Boston area and the east coast of the United States. Based on these studies, the Compensation Committee establishes base salaries, and expected short-term and long-term incentive compensation, so as to set the combined value near the median of the range indicated by the studies. In establishing individual compensation, the Compensation Committee considers the individual experience and performance of the executive, as well as the performance of Alpha. The Compensation Committee also relies on the recommendations of the Chief Executive Officer for determining the salaries for the other executives.

Short-term incentive compensation for each executive is established annually by the Compensation Committee, by tying a percentage of each executive's total cash compensation to the accomplishment of specific financial objectives for Alpha and for each division.

Long-term, stock-based incentive compensation has been provided to officers under the 1986 Plan and the 1996 Plan (collectively, the "Option Plans"). The 1986 Plan expired in December 1996, and the 1996 Plan was approved by Alpha's stockholders in September 1996. Under the Option Plans, the Committee has, in the past, awarded nonqualified stock options, incentive stock options and restricted stock awards. Restricted stock awards involve the issuance of shares of common stock which may not be transferred or otherwise encumbered, subject to certain exceptions, for varying amounts of time, and which will be forfeited, in whole or in part, if the employee leaves Alpha. Options and restricted share awards provide a method of tying the value of the executive's compensation to the value of Alpha's common stock.

Alpha also permits executives and other employees to purchase Company common stock through the Employee Stock Purchase Plan at a discount. Under the 401(k) Plan, Alpha can also match a portion of the contributions of executives and other employees by issuing Company common stock.

The stock ownership afforded under the Option Plans, the Stock Purchase Plan and the 401(k) Plan allows executives to acquire a significant, long-term stock ownership position in Alpha, which serves to align the executives' interests with stockholders' interests.

The final component of executive compensation provides executives with deferred income. Executives designated by the Compensation Committee participate in the Long-Term Compensation Plan and the Executive Compensation Plan, which are discussed under "Long-Term Compensation Plan" and "Executive Compensation Plan" above. Executives may also participate in the 401(k) Plan.

During fiscal 2000, the Compensation Committee established the compensation of Thomas C. Leonard, then the Chief Executive Officer of Alpha, using the same criteria that were used to determine the compensation of the other executive officers, as described above. Mr. Leonard received a salary of $350,000 and received

150,000 options to purchase shares of common stock at an exercise price of $16.359 per share under the 1996 Plan. Based on studies prepared by independent compensation consultants, Mr. Leonard's total compensation for fiscal 2000 was in the middle range of executives of similar companies.

                                                    Report Submitted

                                                    By: Compensation Committee
                                                        ------------------------
                                                        Sidney Topol and
                                                        Timothy R. Furey

PERFORMANCE GRAPH

The following graph shows the yearly change in Alpha's cumulative total stockholder return for fiscal years ended March 31, 1996, March 30, 1997, March 29, 1998, March 28, 1999 and April 2, 2000, based upon the market price of Alpha's Common Stock, compared with: (i) the cumulative total return on the Standard & Poor's 500 Index and (ii) the Standard & Poor's Technology 500 Index.


                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                    [GRAPH]


                  Mar95    Mar96    Mar97    Mar98    Mar99     Mar00
                  -----    -----    -----    -----    -----    ------
     AHAA         $100     $ 77     $ 54     $136     $245     $1,267
     S&P 500      $100     $132     $158     $234     $278     $  327
     TECH 500     $100     $135     $183     $276     $442     $  783




The above graph assumes a total initial investment of $100 as of April 2, 1995, and shows a "Total Return" that assumes reinvestment of dividends and is based on market capitalization at the beginning of each period.

On June 2, 1998, Alpha ceased trading on the American Stock Exchange and began trading on the Nasdaq National Market under the symbol "AHAA."

OTHER PROPOSED ACTION

As of the date hereof, the management of Alpha knows of no business to come before the Meeting other than the election of directors. However, if any other business should properly be presented to the Meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons holding the proxies.

                                  OTHER MATTERS

VOTING PROCEDURES

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by Alpha. The representation in person or by proxy of at least a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum at the Meeting. Abstentions and broker "non-votes" are each counted as present in determining whether a quorum is present. The three nominees for director of Alpha who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of Alpha.

Abstentions and broker "non-votes" will have no effect on the outcome of the vote for the election of directors. Shares of common stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed KPMG LLP as the independent certified public accountants to audit the consolidated financial statements of Alpha for the fiscal year ending April 1, 2001. Such firm and its predecessors have served continuously in that capacity since 1974. A representative of KPMG LLP will be present at the Meeting, will be afforded the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by Alpha under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

Copies of Alpha's Annual Report on Form 10-K for the fiscal year ended April 2, 2000 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, Alpha Industries, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801.

STOCKHOLDER PROPOSALS

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the 2001 Annual Meeting of Stockholders must present such proposal to Alpha by April 1, 2001 for the proposal to be considered for inclusion in our proxy statement. If a proponent fails to notify Alpha by June 14, 2001 of a non-Rule 14a-8 stockholder proposal which it intends to submit at Alpha's 2001 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

                             ALPHA INDUSTRIES, INC.
                                      PROXY

The undersigned hereby appoint(s) Thomas C. Leonard and Paul E. Vincent, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Alpha Industries, Inc. to be held on September 11, 2000, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at the meeting upon the election of directors, in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

                                                                       -------
Continued, and to be Signed, on reverse side                         SEE REVERSE
(Please fill in the reverse side and mail in enclosed envelope)         SIDE
                                                                       -------
--------------------------------------------------------------------------------
[REVERSE SIDE]

[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.
                                     WITHHOLD AUTHORITY
                        FOR               FROM ALL         Nominees:
                    ALL NOMINEES          NOMINEES         Thomas Leonard
1. Election of          [_]                [_]             Arthur Pappas
    Directors.                                             David J. Aldrich


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

                                      MARK HERE              MARK HERE
                                     FOR ADDRESS            IF YOU PLAN
                                    CHANGE AND [_]         TO ATTEND  [_]
                                     NOTE AT LEFT           THE MEETING


Signature: _____________ Date _____    Signature _________________  Date _______

(Signature should be the same as the name printed on this Proxy. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their names when signing.)